UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event) ))reported) :	September 22, 2006

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

voice: (713) 353-9400	fax: (713) 353-9421

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

INTRODUCTION

Effective September 22, 2006, our wholly-owned subsidiary, SCS Corporation (“SCS” and sometimes referred to as “we,” “us” or “our”), entered into a hydrocarbon Production Sharing Contract (the “2006 PSC”) with the government of the Republic of Guinea (“Guinea”). The signing occurred in Guinea's capital city, Conakry, at The Ministry of Mines and Geology. Famourou Kourouma, our vice president of Guinea Affairs and a vice-president of SCS, executed the 2006 PSC for SCS, and the Minister of the Mines and of the Geology, Dr. Ousmane Sylla, executed the 2006 PSC for Guinea. Once signed by Minister Sylla the document copies were taken by a committee of the Mining Ministry to the Minister of Finance who signed as a witness. The 2006 PSC is directly between SCS and Guinea.

CONTRACT AREA

The original contract area covered by the 2006 PSC is an area of approximately 80,000 sq. km. whose boundaries are determined by connecting the following map points defined with WGS 84 (World Geodetic System 1984) datum.

Point	Latitude	Longitude
A	10:49:55:N	15:10:33:W
B	10:39:49:N	15:20:32:W
C	10.39:49:N	15.34:16:W
D	09.23:27:N	17:35:00:W
E	08.30:00:N	17.30:00:W
F	08.10:00:N	16:30:00:W
G	08.35:00:N	15:30:00:W
H	08.10:30:N	14:21:12:W
I	09:00:50:N	13:23:54:W

The coastal boundary is the line between Point A and Point I wherever the water depth is greater than 25 meters.

After the effective date of the 2006 PSC, the passage of the “Projet de Loi” (similar to a congressional bill) by the National Assembly of Guinea, the Supreme Court of Guinea’s affirmation, and the issuance of a Guinea Presidential decree, we will surrender exclusive rights to sixty four percent (64%) of the original Contract Area, while at the same time, be authorized to participate in any development of the surrendered area on a priority, non-exclusive basis. Thus, after the above is completed we will retain exclusive rights in 36% of the original contract area, and priority, non-exclusive rights in 64% of the original contract area.

The 2006 PSC is a production sharing and marketing contract whereby Guinea has appointed SCS to be the contractor for rendering all the necessary services, on behalf of  Guinea in connection with the exploration and exploitation of crude oil and natural gas that may exist in the contract area.

EXPLORATION AND EXPLOITATION

The exploration period consists of a “First Exploration Period” and a “Second Exploration Period.” The First Exploration Period is for two Contract Years and the Second Exploration Period is for four Contract years. We are required to begin performing petroleum exploration operations within two months after the Effective Date. We can obtain the renewal of the First Exploration Period twice for an additional exploration period of one Contract Year each time. We can obtain an extension of the Second Exploration Period, for a period of four years.

Upon an oil or gas discovery during the Second Exploration Period and if the remaining time is insufficient to allow us to undertake an analysis of the discovery, we can obtain an extension of two years. The Exploration Period expires two years after the end of the Second Exploration Period with the exception of the Exploitation Area(s). Following the determination by us of a commercial discovery, the Exploitation Period with respect to that Commercial Discovery will commence upon the date of adoption of the development plan that we submit to Guinea and will expire twenty-five years following that date. However, we can obtain two, ten year extensions for exploitation. After we make a commercial discovery, we can drill more wells in the Exploitation Area during the Exploitation Period and where there is more than one Commercial Discovery, each of them will have a different Exploitation Period.

We are required to prepare budgets for and do at least the following exploration work (the fulfillment of any work obligations exempts us from the expenditure obligations):

(a)	During the First Exploration Period:

i.	2D or 3D seismic acquisition

ii.	Evaluation, reinterpretation, reprocessing, AVO analysis, Energy Absorption and High Resolution processing on seismic data

iii.	Estimated expenditure for the above is a minimum of $10 Million

(b)	During the Second Exploration Period:

i.	2D or 3D seismic acquisition

ii.	Evaluation, reinterpretation, reprocessing, AVO analysis, Energy Absorption and High Resolution processing on seismic data

iii.	Estimated expenditure for the above is a minimum of $6 Million

iv.	Drill two exploratory wells with estimated expenditure of $15-20 Million each.

Each of the exploratory wells is required to be drilled to a minimum depth of 2,500 meters, subject to:

(a)	the basement is encountered at a lesser depth than the minimum contractual depth;

(b)	the continuation of drilling represents a danger due to abnormal formation pressure; or

(c)	the penetration of petroleum formations that require the placement of casings for protection, thus preventing reaching the minimum contractual depth.

If we do exploration work during the First Exploration Period or the Second Exploration Period, and if such exploration work is in excess of the minimum work obligations, then the excess work may be carried forward to a later exploration period.

At such time as when, if and as we make a Petroleum discovery, we are required to provide the relevant information to Guinea. If the discovery is commercial, we are required to provide Guinea with a development plan which will contain:

(a)	the definition of the Exploitation Area related to the discovery as a contiguous block of 500 square kilometers in a shape defined by us based on the exploration and well data;

(b)	an estimate of the recoverable reserves;

(c)	a production profile;

(d)	the works necessary for the exploitation of the field such as the number of wells;

(e)	the facilities required for the production, treatment, storage and transportation of Petroleum;

(f)	an estimate of the duration of the above-mentioned works;

(g)	an estimate of the development investments and operating costs; and

(h)	an economic study supporting the commercial nature of the discovery.

We are required to commence the development work in the field within six months after the date of adoption of the development plan by Guinea. Our suspension of all production during a continuous period of at least twenty four months without the agreement of Guinea, may result in termination of the 2006 PSC.

In cases where a commercial field extends beyond the boundaries of our activity, Guinea may require us to exploit such an area under a unitization agreement with another company.

We are required to:

(a)	give preference to the employment of qualified Guinean citizens as needed in Petroleum Operations;

(b)	contribute to the training of those personnel in order that they may have access to any position of skilled workers, foremen, executives and directors.

The training program may include the participation of Guinean citizens in courses or training periods organized either in the Republic of Guinea or abroad, by us or third parties, as well as the granting of scholarships abroad.

We and any of our subcontractors will give preference to products and equipment available in the Republic of Guinea, provided that such goods are competitive in price, quality, quantities, and timelines of delivery and terms of payment, with imported goods.

We and any of our subcontractors will give preference to Guinean enterprises for all service, construction or supply contracts, provided that such services are competitive in price, quality, quantities, timelines of delivery and terms of payment with imported services.

We will:

(a)	ensure that all facilities and equipment used in Petroleum Operations are in good order and correctly kept in good repair;

(b)	prevent water from entering any Petroleum bearing strata except where enhanced recovery methods by means of water injection are used;

(c)	avoid losses and discharges of Petroleum produced as well as losses and discharges of mud or any other product used in Petroleum Operations:

(d)	prevent petroleum produced and substances used in Petroleum Operations from contaminating water bearing strata;

(e)	store petroleum produced in facilities constructed for that purpose, and not store Petroleum in earthen reservoir, except temporarily in an emergency.

We are required to have insurance including hazard and liability insurance.

Upon the expiration, surrender or termination date of the 2006 PSC with respect to all or part of the Contract Area, we must transfer at no cost to Guinea the ownership of installations, equipment and material used in connection with the Petroleum Operations carried out in the area so surrendered, except where those facilities, equipment and material are used by us for other petroleum operations in the Republic of Guinea.

We can build, within or outside the Contract Area, all facilities, works and buildings necessary to carry out Petroleum Operations, such as roads, transportation means, communication facilities, pipelines, storage facilities or port facilities.

RECOVERY OF PETROLEUM COSTS, AND PRODUCTION SHARING

We will pay to Guinea a royalty of ten percent based on the valuation of the petroleum products that we produce and sell, subject to our unrestricted right to receive on a calendar year basis, as our recovery of Petroleum Costs, up to seventy five percent of the production from the Contract Area.

Our Petroleum Costs are recoverable as follows:

(a)
Petroleum Costs incurred during the carrying out of Petroleum Operations in respect of the Contract Area shall be recoverable either in the Calendar Year in which these Petroleum Costs are incurred or in the Calendar Year in which the first Commercial Discovery in the Contract Area is put into production, whichever is the later.

(b)	Excess recoverable Petroleum Costs can be carried forward to succeeding years until the Petroleum Costs are fully recovered.

(c)	As Petroleum Costs decrease the amount available for Production Share may increase.

For each Exploitation Area, after determination of the share of Petroleum production allocated to our recovery of Petroleum Costs, we will receive, a percentage of the remaining production after royalty during each Calendar Year. For this purpose, the remaining production will be shared between Guinea and us as follows:

Daily production (in Barrels per day) (a)	Guinea Share	Our Share
From 0 to 2,000	25%	75%
From 2,001 to 5,000	30%	70%
From 5,001 to 100,000	40%	60%
Over 100,001	60%	40%

_______________

(a) “Daily production” means the average production rate in the Contract Area during the calendar Quarter in question less the portion of production necessary for the recovery of Petroleum Costs.

Guinea can decide whether to take in-kind or cash, the remaining share of production to which it is entitled, after the recovery of Petroleum Costs. The 2006 PSC provides that one hundred and sixty five cubic meters of Natural Gas at a temperature of fifteen (15) degrees centigrade and at a pressure of one atmosphere is deemed to be equivalent to one Barrel of Crude Oil.

VALUATION OF PETROLEUM

The selling price of Crude Oil will be denominated in U.S. Dollars and calculated each Quarter as follows:

(a)
If Crude Oil from Contract Area is sold to Third Parties by us, the unit price of Crude Oil will be calculated on the basis of the weighted average of the F.O.B. realized selling prices obtained by us during the Quarter from Third Parties in sales at arm’s length not involving swap, barter or discount, but taking into account differentials concerning quality, gravity, transportation and terms of payment;

(b)
in the absence of such sales of Crude Oil during the Quarter but if there have been sales of Crude Oil to Third Parties made by another contractor, the provisions of paragraph (a) immediately above will apply; and

(c)
in the absence of sales of Crude Oil during the Quarter, the unit price of Crude Oil will be calculated on the basis of the F.O.B. realized selling prices obtained during that Quarter on the international market in arm’s length transactions for Crude Oils from neighboring countries or from the region, taking into account the conditions of sales as well as differentials concerning quality, gravity, transportation and terms of payment.

The value of Natural Gas sold will be the price obtained by us.

Guinea has the right to participate in the risks (financial and otherwise) and the results of the Petroleum Operations related to the Exploitation Area of any Commercial Discovery. Guinea may require a working interest of up to fifteen percent in the Exploitation Area either directly or through a national company. Within three months from the date of notice of the option to participate, Guinea shall enter into any existing joint operating agreement previously established by us. Terms of Guinea’s participation will be guided by such contract. If there is no existing joint operating agreement then we and Guinea will enter into a new joint operating agreement to be mutually negotiated.

TAXATION IN GUINEA

We are subject to the tax on industrial and trading profits as provided for in the Guinea Petroleum Code. The share of Petroleum which we are entitled to is deemed to include both the recovery of Petroleum Costs and the net profit after our payment of the tax on industrial and trading profits. The share of production which Guinea is entitled to take will include the portion necessary to pay all tax on industrial and trading profits due by us. Guinea has undertaken to pay and discharge on this portion, the tax on industrial and trading profits for and on our behalf.

PRIORITY SUPPLY OF GUINEA’S DOMESTIC OIL CONSUMPTION

We have the option to supply by priority the Crude Oil domestic consumption quantity of the Republic of Guinea if Guinea is unable to meet that consumption with the share of production to which it is entitled. The quantity of Crude Oil we have the option to sell to Guinea will not exceed the maximum amount calculated for each Quarter according to the following formula:

                  C
A = Bx   ——   -E
                  D

where:

“A” means the maximum amount of Crude Oil we will sell to Guinea for the Quarter;

“B” means the domestic consumption in Guinea for the Quarter, with the exception of, Crude Oil refined for the purpose of Guinea’s export, if any;

“C” means the total Crude Oil production from the Contract Area for the Quarter;

“D” means the total Crude Oil production in the Republic of Guinea for the Quarter;

“E” means the quantity of Crude Oil produced from the Contract Area during the Quarter and to which Guinea is entitled.

SUPERVISION AND INSPECTION OF PETROLEUM OPERATIONS

We will notify Guinea as soon as practicable of all projected Petroleum Operations, such as geological survey, seismic survey, commencement of drilling, installation of a platform, etc. Upon such notification by us, Guinea will provide us with required authorization to conduct such Petroleum Operation without any duty, tax or fee. Thirty days after our notification to Guinea of any petroleum operation, such Petroleum Operation is deemed authorized.

REPORTS

We will give notice to Guinea of any discovery of mineral substance. We are required to maintain our information and data resulting from Petroleum Operations and provide to Guinea a copy of all information, data, documents, reports and interpretations obtained or prepared in the course of Petroleum Operations. All such reports, documents and data will be considered by Guinea as confidential for fifteen years. However, Guinea may publish any information which relates to an area in which we no longer have exclusive rights.

EXPORTS

During the term of the 2006 PSC, we have the unrestricted right to export our share of Petroleum exempt from all export duties and taxes.

FOREIGN EXCHANGE CONTROL

We are subject to the foreign exchange regulations of Guinea. However, we are entitled to the following:

(a)	the right to open and operate bank accounts outside the Republic of Guinea;

(b)
the right to receive and retain on those foreign accounts all funds acquired or borrowed abroad, including the proceeds of sales of Petroleum made by us, within the limit of the amounts which exceed our domestic requirements concerning operations in the Republic of Guinea, as well as the right to freely dispose of such excess funds abroad;

(c)
the right to freely remit outside the Republic of Guinea the proceeds of sales of Petroleum to which we are entitled under the 2006 PSC, and the dividends and other proceeds of any kind arising from Petroleum Operations;

(d)	the right to pay directly abroad the foreign enterprises which provide for goods and services necessary to carry out Petroleum Operations; and

(e)
with respect to carrying out the Petroleum Operations, the right to convert national currency and foreign convertible currencies, through banks and agents in the Republic of Guinea and duly authorized, at exchange rates which are no less favorable to us than either the daily rate or the rate generally applicable in the Republic of Guinea to other enterprises on the day the exchange transactions occur.

ASSIGNMENTS AND TRANSFERS

We cannot assign part or all of our rights and obligations arising from this Contract without the prior notification to Guinea. Within thirty days of such notice of the intended assignment, the assignment will be deemed authorized. The assignee will be bound by the terms and conditions of this Contract.

SURRENDER AND TERMINATION

Upon our giving three months notice to Guinea, we may at any time surrender our rights in the entire Contract Area or any portion thereof. Surrender during an exploration period will not reduce the exploration work obligations for that exploration period. Further, upon our giving twelve months notice to Guinea, we may at any time surrender our rights to the whole or part of an Exploitation Area. Surrender of an Exploitation Area does not exempt us from any obligations incurred before the effective date of such surrender. Surrender of the whole Contract Area will terminate this Contract.

Guinea may terminate the 2006 PSC if there is a:

(a)	material breach by us of the provisions of the Guinea Petroleum Code or the 2006 PSC;

(b)	our failure to make a required payment to Guinea for a period exceeding three months;

(c)	our failure to comply with, within the prescribed period, any final arbitral award rendered in accordance with the arbitration provisions of the 2006 PSC; or

We have three months after notification from Guinea to remedy defaults. Should there be no remedy within the prescribed period, Guinea may terminate the 2006 PSC.

Any dispute as to whether any grounds exist to justify the termination pronounced by Guinea may be subject to arbitration. In the case of a dispute, the 2006 PSC will remain in force until the execution by the Parties of the arbitral award.

FORCE MAJEURE

If we are prevented from performing the 2006 PSC (other than the payment of money) or may only perform with delay, the non-performance or delay in performance will not be considered as a breach if such non-performance or delay is caused by a case of Force Majeure.

Any event unforeseeable and beyond the control of a Party, such as weather, earthquake, strike, riot, insurrection, civil war, sabotage, act of war or conditions resulting from war may be considered as a case of Force Majeure. The intent is that Force Majeure will be interpreted in conformity with the principles and customary rules of international law.

STABILITY OF CONTRACT CONDITIONS

If new laws and regulations modify the provisions of the laws and regulations of Guinea in force at the date of signing of this Contract or and where such modifications bring about a material change, then we and Guinea will enter into an agreement with a view to modifying these provisions in order to restore the economic balance as intended at the signing.

DISPUTE RESOLUTION

In the event of any dispute, we and Guinea will use our best efforts to settle the dispute amicably.

If no settlement is reached within three months after the date of notice of the dispute, then the dispute will be referred for arbitration to the International Center for Settlement of Investment Disputes in accordance with the rules set forth by the Convention on the Settlement of Investment Disputes between States and Nationals of Other States. The place of arbitration will be London, England, and French and English languages will be used in the arbitral proceedings. We and Guinea will execute the award of the arbitral tribunal without appeal or any other remedy.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits.

Exhibit Number	Exhibit Title
10.1	2006 PSC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: September 28, 2006
By: /s/ Kent Watts
Kent Watts, President, CEO